As filed with the Securities and Exchange Commission on June 25, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KNOLL, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3873847
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1235 Water Street, East Greenville, PA	18041
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan

(Full title of the Plan)

Michael A. Pollner, Esq.

Vice President, General Counsel and Secretary

Knoll, Inc.

1235 Water Street, East Greenville, PA 18041

(Name and address of agent for service)

(215) 679-7991

(Telephone number, including area code, of agent for service)

Copy to:

Alan H. Lieblich, Esq.

Christin R. Cerullo, Esq.

Blank Rome LLP

One Logan Square, 18th & Cherry Streets

Philadelphia, PA 19103

Telephone:  (215) 569-5500

Facsimile:  (215) 832-5532

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share	2,000,000	$14.47	$28,940,000	$2,063.43

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes such indeterminate number of shares of Common Stock as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low sales price of Knoll, Inc.’s Common Stock as reported on the New York Stock Exchange as of June 22, 2010.

Part I.   Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

These documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

References herein to “we,” “us,” and “our” mean Knoll, Inc.

We will furnish without charge to each participant in the Plan, upon the written or oral request of such person, a copy of any or all of the documents (i) incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference into the Plan prospectus, and (ii) any other documents required to be delivered pursuant to Rule 428(b) promulgated by the Commission under the Securities Act.  Requests should be directed to Michael A. Pollner, Esq., Vice President, General Counsel and Secretary, Knoll, Inc., 1235 Water Street, East Greenville, PA 18041, telephone (215) 679-7991.

Part II.  Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference.

We hereby incorporate by reference in this registration statement the following documents:

(a)           Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 1, 2010;

(b)           Those portions of our proxy statement for our Annual Meeting of Stockholders filed on March 24, 2010, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(c)           Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed with the SEC on May 10, 2010;

(d)           Our Current Reports on Form 8-K filed on February 9, 2010, March 18, 2010, April 23, 2010 and May 11, 2010; and

(e)           The description of our common stock which is contained in the registration statement on Form 8-A, filed on December 3, 2004, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) (other than current reports furnished under items 2.02 or 7.01 of Form 8-K) of the Securities Exchange Act of 1934, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this registration statement and to be a part hereof from the date of the filing of these documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted in accordance with laws of the State of Delaware, under certain situations, indemnify any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met.  Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.  A proceeding means a threatened, pending or completed civil, criminal, administrative or investigative proceeding.  Reference is made to Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation.

In addition, our employment agreements with our Chief Executive Officer, Andrew B. Cogan, our President and Chief Operating Officer, Knoll North America, Lynn M. Utter, and our Chairman, Burton B. Staniar, provide that if during and after the term of such officers’ employment the executive is made a party or compelled to participate in any action by reason of the fact that he or she is or was a director or officer of us, the executive will be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law or authorized by our amended and restated certificate of incorporation or bylaws or resolutions of our board of directors.

We have also entered into indemnification agreements with our directors and certain of our officers.  The indemnification agreements require us to indemnify, defend and hold harmless the indemnitees to the fullest extent permitted or required by the laws of the State of Delaware.  The indemnification agreements also provide that the indemnitee shall have the right to advancement from us, prior to the final disposition of any indemnifiable claim, of any and all actual and reasonable expenses relating to any indemnifiable claim paid or incurred by the indemnitee.  For the duration of an indemnitee’s service as our director and/or officer and for a reasonable period of time thereafter, which period may be determined by us in our sole discretion, we must use commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for our directors and/or officers that is substantially comparable in scope and amount to that provided by our current policies of directors’ and officers’ liability insurance.  In no event will we be required to expend more than 2.0 times the premium amount for such insurance in effect at the closing of our 2004 public offering in seeking to maintain directors’ and officers’ insurance.

We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this registration statement or, where so indicated have been previously filed and are incorporated herein by reference:

5.1	Opinion of Blank Rome LLP.

10.1	Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan (incorporated by reference from an exhibit to Knoll, Inc.’s Current Report on Form 8-K filed on May 11, 2010).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

Item 9. Undertakings

(a)               The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2010.

KNOLL, INC.

By:	/s/Andrew B. Cogan
Andrew B. Cogan
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew B. Cogan and Barry L. McCabe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)	DATE

/s/Burton B. Staniar	Chairman of the Board	June 25, 2010
Burton B. Staniar

/s/Andrew B. Cogan	Chief Executive Officer, Knoll, Inc.	June 25, 2010
Andrew B. Cogan	and Director

/s/Barry L. McCabe	Chief Financial Officer	June 25, 2010
Barry L. McCabe	(chief accounting officer and
controller)

/s/Jeffrey A. Harris	Director	June 25, 2010
Jeffrey A. Harris

/s/Sidney Lapidus	Director	June 25, 2010
Sidney Lapidus

/s/Kathleen G. Bradley	Director	June 25, 2010
Kathleen G. Bradley

/s/John F. Maypole	Director	June 25, 2010
John F. Maypole

/s/Sarah E. Nash	Director	June 25, 2010
Sarah E. Nash

/s/Stephen F. Fisher	Director	June 25, 2010
Stephen F. Fisher

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Blank Rome LLP.

10.1	Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan (incorporated by reference from an exhibit to Knoll, Inc.’s Current Report on Form 8-K filed on May 11, 2010).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).